UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2010 (May 26, 2010)

Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 26, 2010, Avis Budget Group, Inc. (the “Company”) held its Annual Meeting of Stockholders in Wilmington, Delaware.  The following matters were submitted to a vote of stockholders and the voting results were as follows:

(1)
Election of Directors: The nine nominees named in the Company’s proxy statement were elected for a one-year term expiring in 2011 and until their successors are duly elected and qualified, based upon the following votes of the 78,322,054 total votes cast for this proposal:

Director Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Ronald L. Nelson	77,029,425	1,239,187	53,442	11,557,201
Mary C. Choksi	76,901,949	1,329,926	90,179	11,557,201
Leonard S. Coleman	76,835,576	1,396,280	90,198	11,557,201
Martin L. Edelman	77,396,980	862,856	62,218	11,557,201
John D. Hardy, Jr.	77,209,246	1,027,676	85,132	11,557,201
Lynn Krominga	76,917,737	1,343,900	60,417	11,557,201
Eduardo G. Mestre	76,963,542	1,259,571	98,941	11,557,201
F. Robert Salerno	77,752,387	516,136	53,531	11,557,201
Stender E. Sweeney	76,757,766	1,502,957	61,331	11,557,201

(2)	Ratification of Appointment of Auditors: The appointment of Deloitte & Touche LLP as the auditors of the Company’s financial statements for fiscal year 2010 was ratified as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
87,983,712	1,747,819	147,724	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Secretary

Date: May 27, 2010